Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-Q for the period ended August 4, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian A. Jenkins, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2019

/s/ Brian A. Jenkins
Brian A. Jenkins
Chief Executive Officer